FORM OF N-SAR

ALLIANCE MUNICIPAL INCOME FUND II


77.C    Copy of Notice of Meeting, Proxy Statement and Proxy Card was
filed by the Registrant - Incorporated by reference as DEF 14A on December 10, 1997 - File Nos. 33-60560 and 811-07618).


77.I
In 1996, the Fund issued a new class of shares, Adviser Class shares. Adviser Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that
(i) Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C shares bear the expense of the deferred sales charge, (ii)
Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee, (iii) Class B and Class C shares bear higher transfer agency costs than that borne by Class A and Advisor Class shares; (iv) each of Class A, Class B and Class C has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A, the Class B and the Advisor Class shareholders will vote separately by class; and (v) Class B and Advisor Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.


77.Q1

	  (1)(a) Copy of Declaration of Trust of the Registrant - Incorporated by reference (filed as Exhibit 1 to Post-Effective Amendment No. 10 of Registration Statement on Form N-1A, filed January 30, 1998 - File Nos. 33-60560 and 811-07618).


	  2. Copy of existing By-Laws of the Registrant - Incorporated by reference (filed as Exhibit 2 to Post-Effective Amendment
	  No. 10 of Registration Statement on Form N-1A, filed January 30, 1998 - File Nos. 33-60560 and 811-07618).

	  5.(a) Copy of Investment Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference (filed as Exhibit 5(a) to Post-Effective Amendment No. 10 of Registration Statement on Form N-1A, filed - File Nos. 33-60560 and 811-07618).

	  5.(b) Copy of Amended Advisory Agreement to reflect the Arizona Portfolio, Massachusetts Portfolio, Michigan Portfolio and Virginia Portfolio - Incorporated by reference (filed as
	  Exhibit 5(b) to Post-Effective Amendment No. 10 of Registration Statement on Form N-1A, filed - File Nos. 33-60560 and 811-07618).





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